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Exhibit 10(bbbb)

EQUIPMENT LEASE

        LEASE AGREEMENT ("Lease"), dated as of May 29, 2001, between BAXTER HEALTHCARE CORP., a Delaware corporation, having a place of business at One Baxter Parkway, Deerfield, Illinois ("Lessor"), and ALLIANCE PHARMACEUTICAL CORP., a New York corporation, having a place of business at 3040 Science Park Road, San Diego, California ("Lessee").

1.    Lease of Equipment. Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor the personal property (together with all replacement parts, additions, repairs and accessories) described in Exhibit A attached hereto and incorporated herein (collectively, the "Equipment").

2.    Term. This Lease is for a term of six (6) years, beginning May 29, 2001, and ending May 31, 2007.

3.    Rent. For each month of said term beginning after the first anniversary of the commencement date hereof, or any portion thereof, Lessee shall pay to Lessor rent of (i) $40,000 plus (ii) the product of the Applicable Base Amount (defined below) multiplied by the Finance Factor (defined below). The first rental payment is due June 1, 2002, and the other rental payments are due on the first day of each month thereafter, until fully paid. All rent shall be paid at Lessor's place of business shown above, or such other place as the Lessor may designate by written notice to the Lessee. All rents shall be paid without notice or demand and without abatement, deduction or set-off of any amount whatsoever. The operation and use of the Equipment shall be at the risk of Lessee, and not of Lessor and the obligation of Lessee to pay rent hereunder shall be unconditional.

4.    The "Applicable Base Amount" shall be $3,000,000 upon commencement of the Lease and shall increase at an annual percentage rate of five percent (5%) during the first year of the Lease term. Thereafter such amount shall be reduced by $40,000 per month upon receipt by lessor of the monthly rentals described above.

5.    The "Finance Factor" shall mean (i) Wall Street Journal Prime (defined below) plus one percent (1%) divided by (ii) twelve (12). "Wall Street Journal Prime" shall mean the prime rate or base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty largest banks as published in The Wall Street Journal (Midwest edition), on the last business day prior to the date a rental is due. For example, if on the last business day prior to the due date of a rental, Wall Street Journal Prime is eight percent (8%) and the Applicable Base Amount at such time is $1,500,000, then such rental due shall be $51,250 ($40,000 + (1,500,000 × .0075).

6.    Destruction of Leased Equipment. If any of the Equipment is totally destroyed, the liability of the Lessee to pay rent therefor may be discharged by paying to Lessor all the rent due thereon, plus all the rent to become due thereon less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss or damage. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for loss or damage of the Equipment. Except as expressly provided in this paragraph, the total or partial destruction of any of the Equipment, or total or partial loss of use or possession thereof to Lessee, shall not release or relieve Lessee from the duty to pay the rent herein provided.

7.    No Warranties by Lessor. LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT, NOR MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OR CAPACITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN THE LEASED EQUIPMENT, NOR ANY WARRANTY THAT THE LEASED EQUIPMENT WILL SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT WHICH PROVIDES FOR SPECIFIC MACHINERY OR

OPERATORS, OR SPECIAL METHODS, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN THE LESSOR AND THE LESSEE ARE TO BE BORNE BY THE LESSEE AT ITS SOLE RISK AND EXPENSE.

8.    No oral agreement, guaranty, promise, condition, representation or warranty shall be binding; all prior conversations, agreements or representations related hereto and/or to the Equipment are integrated herein, and no modification hereof shall be binding unless in writing signed by Lessor.

9.    Operational Expenses, Compliance With Laws, Insurance, etc. Lessee agrees, at its own cost and expense; (a) to pay all charges and expenses in connection with the operation of each item of Equipment; (b) to comply with all governmental laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment; (c) to maintain at all times public liability, property damage, fire, theft and comprehensive insurance in an amount satisfactory to Lessor, protecting Lessor's interest as it may appear, delivering to Lessor evidence of such insurance coverage; and (d) to make all repairs and replacements required to be made to maintain the Equipment in good condition, reasonable wear and tear excepted.

10.    Taxes. Lessee agrees that, during the term of this Lease, in addition to the rent provided herein to be paid, it will promptly pay all taxes, assessments and other governmental charges levied or assessed upon the interest of the Lessee in the Equipment or upon the use or operation thereof or on the earnings arising therefrom, and as additional rent will promptly pay or reimburse the Lessor for all taxes (other than sales taxes paid by Lessor with respect to its purchase of the Equipment), assessments and other governmental charges (including fees for titling and registration of Equipment, if required) levied or assessed against and paid by the Lessor on account of its ownership of the Equipment or any part thereof, or the use or operation thereof or the leasing thereof to the Lessee, or the rent herein provided for or the earnings arising therefrom, exclusive, however, of any taxes based on net income of Lessor and taxes on gross receipts or gross income of Lessor.

11.    Identification of Leased Equipment. Upon the request of Lessor, each item of Equipment shall have plainly, distinctly and permanently affixed to it, at the expense of the Lessee, a metal plate or other appropriate label bearing the following words: "Baxter Healthcare Corp., Owner and Lessor".

12.    Title of the Lessor. Title to the Equipment shall at all times remain in the Lessor and Lessee will at all times protect and defend, at its own cost and expense, the title of the Lessor from and against all claims, liens and legal processes of creditors of the Lessee and keep all Equipment free and clear from all such claims, liens and processes. The Equipment is and shall remain personal property. Upon the expiration or termination of this Lease, the Lessee at Lessee's sole expense shall return the Equipment unencumbered to Lessor at a location to be designated by the Lessor, or to such other place as Lessor and Lessee agree upon, and in the same condition as when received by Lessee, reasonable wear and tear resulting from use thereof alone excepted.

13.    Possession, Place of Use, Changes in Location. So long as Lessee shall not be in default under this Lease it shall be entitled to the possession and use of the Equipment in accordance with the terms of this Lease. The Equipment shall be used in the conduct of the lawful business of the Lessee, shall be kept at Lessee's facilities located in or around San Diego, California, and shall not be removed from such locations without the prior written consent of the Lessor. The Lessee shall not, without Lessor's prior written consent, part with possession or control of the Equipment or attempt to sell, pledge, mortgage or otherwise encumber any of the Equipment or attempt to purport to sell, pledge, assign, transfer or otherwise dispose of or encumber any interest under this Lease.

14.    Performance of Obligations of Lessee by Lessor. If the Lessee shall fail duly and promptly to perform any of its obligations under the provisions of Sections 6, 7, and 8 of this Lease to be performed by the Lessee, the Lessor may, at its option, immediately or at any time thereafter perform the same for the account of Lessee without thereby waiving such default, and any amount paid or expense or liability incurred by Lessor in such performance, together with interest at the rate of 9% per annum thereon until paid by the Lessee to the Lessor, shall be payable by the Lessee upon demand as additional rent for the Equipment.

15.    Right of Inspection. Lessor shall have the right from time to time during reasonable business hours to enter upon the Lessee's premises or elsewhere for the purpose of confirming the existence, condition and the proper maintenance of the Equipment. The foregoing rights of entry are subject to any applicable governmental laws, regulations and rules concerning industrial security.

16.    Default. There shall be deemed to be a breach of this Lease (a) if Lessee shall default in the payment of any rent hereunder and such default shall continue for a period of 10 days after written notice thereof to Lessee by Lessor, (b) if Lessee shall default in the performance of any of the other covenants herein and such default shall continue uncured for 30 days after written notice thereof to Lessee by Lessor, or (c) if Lessee ceases doing business as a going concern, or if a petition is filed by or against Lessee under the Bankruptcy Code or any amendment thereto (including a petition for reorganization, arrangement or an extension), or if Lessee attempts to remove or sell or transfer or encumber or sublet or part with possession of the Equipment or any part thereof.

17.    Remedies. In the event of Lessee's breach of this Lease, as herein defined, (a) the Equipment shall upon Lessor's demand forthwith be delivered to Lessor at Lessee's expense at such place as Lessor shall designate and Lessor and/or its agents may, without notice or liability or legal process, enter into any premises of or under control or jurisdiction of Lessee or any agent of Lessee where the Equipment may be or by Lessor is believed to be, and repossess all or any part of the Equipment, disconnecting and separating all thereof from any other property, Lessee hereby expressly waiving all further rights to possession of the Equipment and all claims for injuries suffered through or loss caused by such repossession, and (b) all sums due and to become due hereunder shall, at Lessor's option, become payable forthwith, and the Lessor, in addition to being entitled to take possession of the Equipment as hereinbefore described, also shall be entitled to recover immediately as and for damages for the breach of this Lease and not as a penalty, an amount equal to the difference between the aggregate rent reserved hereunder for the unexpired term of the Lease (hereinafter called "Remaining Rentals") and the then aggregate rental value of all Equipment for the unexpired term of the Lease (hereinafter called "Unexpired Rental Value of Leased Equipment"), provided, however, that if any statute governing the proceeding in which such damages are to be proved, specifies the amount of such claim, Lessor shall be entitled to prove as and for damages for the breach an amount equal to that allowed under such statute. The provisions of this paragraph shall be without prejudice to any rights given to the Lessor by such statute to prove for any amounts allowed thereby. Lessor, upon any breach of this Lease, may sell the Equipment or may re-lease such equipment for a term and a rental which may be equal to, greater than or less than the rental and term herein provided, and any proceeds of such sale received within sixty days after Lessor receives possession of the Equipment or any rental payments received under a new lease made within such sixty days for the period before the expiration of this Lease, less Lessor's expenses of taking possession, storage, reconditioning and sale or releasing, shall be deemed and considered for the purposes of this paragraph as being the Unexpired Rental Value of Leased Equipment. If the Unexpired Rental Value of Leased Equipment exceeds the Remaining Rentals, Lessor shall be entitled to the excess. The provisions of this paragraph shall be without prejudice to Lessor's right to recover or prove in full damages for unpaid rent that accrued prior to the breach of the Lease. In the event of a breach of this Lease, Lessor, at its option, may enforce by appropriate legal proceedings specific performance of the applicable covenants of this Lease as well as any other remedy herein provided. If any legal proceedings are instituted by Lessor to recover any moneys due or to become due hereunder and/or for possession of any or all of the Equipment, Lessee shall pay a reasonable sum as attorney fees.

18.    Indemnity. Lessee shall indemnify and save Lessor harmless from any and all liability, loss, damage, expense, causes of action, suits, claims or judgments arising from injury to person or property resulting from or based upon the actual or alleged use, operation, delivery or transportation of any or all of the Equipment or its location or condition; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand.

19.    Assignment. This Lease and all rights of Lessor hereunder shall be assignable by Lessor without Lessee's consent. In the event of such assignment, Lessee shall not be obligated to any assignee of the Lessor except after written notice of such assignment from the Lessor. Without the prior written consent of Lessor, the Lessee shall not assign this Lease or its interests hereunder or enter into any sublease with respect to the Equipment covered hereby, it being agreed Lessor will not unreasonably withhold its consent to a sublease of the Equipment.

20.    Further Assurances. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of this Lease and Lessor's rights hereunder.

21.    Notices. All notices relating hereto shall be delivered in person to the undersigned officer of each of the Lessor or Lessee, respectively, or shall be mailed registered thereto at its respective address above shown or at any later address last known to the sender.

22.    Remedies, Waivers. No remedy of Lessor hereunder shall be exclusive of any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy. A waiver of a default shall not be a waiver of any other or a subsequent default. No waiver shall be effective unless it is set forth in a written instrument signed by the waiving party.

23.    Irrevocability. This Lease is irrevocable for the full term hereof as set forth in paragraph 2 hereof and for the aggregate rentals herein reserved in paragraph 3 and the rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by the Lessor or for any other reason, and delinquent installments of rent shall bear interest at the highest lawful contract rate or 1% per month, whichever be the lesser.

24.    Options to Purchase.

        (a)  During Term of Lease. If Lessee is not in default of this Lease, Lessee shall have the option to purchase the Equipment by providing the Lessor thirty (30) days' written notice prior to the conclusion of the term of this Lease by paying to the Lessor a sum equal to the Applicable Base Amount. Until such purchase price has been paid in full, the Equipment shall remain the property of the Lessor.

        (b)  At conclusion of Lease Term. Upon expiration of the term of this lease, if the Lessee has paid all amounts to the Lessor due and owing hereunder, then the Lessee shall have the option to purchase the Equipment by providing the Lessor with written notice on or before such expiration date and by paying to the Lessor the Residual Value (defined below). The Lessor and Lessee agree that the estimated fair market value of the Equipment upon expiration of this Lease is $750,000 (the "Residual Value"). Until such purchase price is paid, the Equipment shall remain the property of the Lessor.

        (c)  In the event Lessee exercises an option to purchase the Equipment, Lessor shall be responsible for any sales taxes applicable thereto.

25.    Savings Clause. The parties intend the relationship created by this Lease to be a true lease and not a security interest. In the event that a court or other adjudicatory body should construe this Lease as a security interest in favor of Lessor with respect to the Equipment, then the parties intend that this Lease be deemed a security agreement, and the Lessee hereby grants the Lessor a security interest in the Equipment.

26.    Governing Law. This Lease shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of California.

27.    Complete Agreement. The Lessor and the Lessee intend this Lease to be a complete and exclusive statement of the terms of the agreement between the parties.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives as of the day and year first above written.

—LESSOR—	—LESSEE—

BAXTER HEALTHCARE CORP.	ALLIANCE PHARMACEUTICAL CORP.

By	By

Name:	Name:

Title:	Title:

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